   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1996
                                                     REGISTRATION NO. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

              NATIONSBANK CORPORATION                                 NB CAPITAL TRUST III
(Exact name of registrant as specified in charter)     (Exact name of registrant as specified in charter)
                  NORTH CAROLINA                                            DELAWARE
   (State or other jurisdiction or organization)          (State or other jurisdiction or organization)
                    56-0906609                                             56-6490302
      (I.R.S. employer identification number)                (I.R.S. employer identification number)
                NB CAPITAL TRUST IV                                    NB CAPITAL TRUST V
(Exact name of registrant as specified in charter)     (Exact name of registrant as specified in charter)
                     DELAWARE                                               DELAWARE
   (State or other jurisdiction or organization)          (State or other jurisdiction or organization)
                    56-6492031                                             56-6492034
      (I.R.S. employer identification number)                (I.R.S. employer identification number)

NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CHARLOTTE, NORTH CAROLINA
                              28255 (704) 386-5000
   (address, including zip code, and telephone number, including area code of registrant's principal executive offices)
                                PAUL J. POLKING
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            NATIONSBANK CORPORATION
                          NATIONSBANK CORPORATE CENTER
                        CHARLOTTE, NORTH CAROLINA 28255
                                 (704) 386-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   COPIES TO:

                   BOYD C. CAMPBELL, JR.                                         JAMES R. TANENBAUM
            SMITH HELMS MULLISS & MOORE, L.L.P.                               STROOCK & STROOCK & LAVAN
                  214 NORTH CHURCH STREET                                       SEVEN HANOVER SQUARE
              CHARLOTTE, NORTH CAROLINA 28202                                 NEW YORK, NEW YORK 10004

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                        CALCULATION OF REGISTRATION FEE
[CAPTION]

           TITLE OF EACH                                         PROPOSED MAXIMUM         PROPOSED MAXIMUM
        CLASS OF SECURITIES               AMOUNT TO BE            OFFERING PRICE              AGGREGATE
         TO BE REGISTERED                REGISTERED (1)            PER UNIT (2)         OFFERING PRICE (1)(2)
Junior Subordinated Notes of
NationsBank Corporation (3)
Preferred Securities of NB Capital
Trust III, NB Capital Trust IV and
NB Capital Trust V
Guarantees of Preferred Securities
of NB Capital Trust III, NB Capital
Trust IV and NB Capital Trust V and
certain
  back-up undertakings (4)
Total                                   $1,031,000,000(1)              100%               $1,031,000,000(1)
           TITLE OF EACH
        CLASS OF SECURITIES                 AMOUNT OF
         TO BE REGISTERED               REGISTRATION FEE
Junior Subordinated Notes of
NationsBank Corporation (3)                    N/A
Preferred Securities of NB Capital
Trust III, NB Capital Trust IV and
NB Capital Trust V                             N/A
Guarantees of Preferred Securities
of NB Capital Trust III, NB Capital
Trust IV and NB Capital Trust V and
certain
  back-up undertakings (4)                     N/A
Total                                       $312,424

(1) Such amount represents the aggregate principal amount of Junior Subordinated Notes that may be issued by NationsBank Corporation. In addition, each of NB Capital Trust III, NB Capital Trust IV and NB Capital Trust V may issue Preferred Securities having an aggregate initial public offering price of up to $1,000,000,000.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Such amount is exclusive of accrued interest and distributions, if any.
(3) The Junior Subordinated Notes of NationsBank Corporation will be purchased by NB Capital Trust III, NB Capital Trust IV or NB Capital Trust V with the proceeds of the sale of the Preferred Securities.
(4) No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Preferred Securities under the Guarantees and certain back-up undertakings, comprised of obligations of NationsBank Corporation under the Indenture and any supplemental indentures including responsibility for certain costs, expenses, debts and liabilities of each of NB Capital Trust III, NB Capital Trust IV and NB Capital Trust V, as well as obligations under the related Declarations of Trust, each as described in the Registration Statement. The Guarantees, when taken together with the Corporation's obligations under the Junior Subordinated Notes and the back-up undertakings, will provide a full and unconditional guarantee, on a subordinated basis, to the extent the applicable NB Capital Trust shall have funds available therefor, by the Corporation of payments due on the Preferred Securities of such Trust.
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE
    The Prospectus constituting a part of this Registration Statement also includes a form of market maker prospectus intended for use by NationsBanc Capital Markets, Inc., a direct wholly-owned subsidiary of NationsBank Corporation, in connection with offers and sales related to secondary market transactions in the securities offered pursuant to the Prospectus. The alternate front cover page, alternate page 10 and alternate back cover page to be used in such form of market maker prospectus follow such Prospectus. All other pages of the Prospectus are also to be used for the market maker prospectus.

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1996
PROSPECTUS
                           NATIONSBANK(Register mark)

                           JUNIOR SUBORDINATED NOTES

                              NB CAPITAL TRUST III
                              NB CAPITAL TRUST IV
                               NB CAPITAL TRUST V

                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)

     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time to time up to $1,031,000,000 in aggregate principal amount of its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Notes") in one or more series and in amounts, at prices and on terms to be determined at the time of an offering. The Junior Subordinated Notes when issued will be unsecured obligations of the Corporation. The Corporation's obligations under the Junior Subordinated Notes will be subordinate and junior in right of payment to other indebtedness of the Corporation, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement") and in an aggregate amount to be set forth as of the most recent practicable date in such Prospectus Supplement.
     NB Capital Trust III, NB Capital Trust IV and NB Capital Trust V (each, an "NB Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, capital securities representing undivided preferred beneficial interests in the assets of the respective NB Capital Trust ("Preferred Securities") having an aggregate liquidation value of not in excess of $1,000,000,000. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of an NB Capital Trust out of moneys held by such NB Capital Trust, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by NationsBank to the extent described herein (each, a "Preferred Securities Guarantee"). See "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES." The Corporation's obligations under each Preferred Securities Guarantee will be subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of the Corporation and will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation. A Preferred Securities Guarantee relating to the Preferred Securities of an NB Capital Trust, when taken together with the Corporation's obligations under the Junior Subordinated Notes held by such Trust, the Indenture (as defined herein) and the Declaration of such Trust (as described herein), including the Corporation's obligation to pay all costs, expenses, debts and liabilities of such Trust imposed by the Indenture (other than with respect to the Trust Securities (as defined herein) of such Trust), will provide a full and unconditional guarantee, on a subordinated basis to the extent such Trust shall have funds available therefor by the Corporation of payments due on such Preferred Securities.
                                                        (CONTINUED ON NEXT PAGE)

THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
      NATIONSBANK (EXCEPT TO THE EXTENT THAT THE PREFERRED SECURITIES
        ARE GUARANTEED BY NATIONSBANK AS DESCRIBED HEREIN), ARE NOT
         INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
           OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                     RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is              , 1996.

(CONTINUED FROM PREVIOUS PAGE)
     Junior Subordinated Notes may be issued and sold from time to time in one or more series to an NB Capital Trust, or a trustee of such Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Trust. The Junior Subordinated Notes purchased by an NB Capital Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement relating to such securities. The Junior Subordinated Notes, the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."
     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Specific terms of the Junior Subordinated Notes of any series and of the Preferred Securities of the NB Capital Trust which will purchase and hold such Notes (the terms of which Preferred Securities will mirror the terms of such Junior Subordinated Notes), in respect of which this prospectus (the "Prospectus") is delivered will be set forth in the Prospectus Supplement relating to such securities. Such Prospectus Supplement will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Notes, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, prepayment, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of NationsBank, if any, to defer payment of interest on the Junior Subordinated Notes and the maximum length of such deferral period, the initial public offering price, subordination terms, any listing on a securities exchange and any other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities, as well as the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Notes of NationsBank. The Prospectus Supplement relating to any Offered Securities also will contain specific information regarding any special prepayment or redemption provisions of the particular securities offered thereby.
     NationsBank or an NB Capital Trust, as applicable, may sell the Offered Securities directly, through agents designated from time to time, or through underwriters or dealers. See "PLAN OF DISTRIBUTION." If any agents of NationsBank or any such NB Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the Prospectus Supplement relating to such Offered Securities.
     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS OR ANY AGENTS, UNDERWRITERS OR DEALERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR ANY OF THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by the Corporation with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 as filed March 29, 1996;

          (b) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 as filed May 10, 1996, June 30, 1996 as filed August 14, 1996, and September 30, 1996 as filed November 13, 1996;

          (c) The Corporation's Current Reports on Form 8-K filed January 12, 1996, February 1, 1996, March 8, 1996, April 17, 1996, May 16, 1996, July
     5, 1996, July 31, 1996, September 6, 1996 (as amended by Form 8-K/A-1 filed September 11, 1996 and Form 8-K/A-2 filed November 13, 1996), September 20, 1996 (as amended by Form 8-K/A filed September 23, 1996), October 25, 1996, November 14, 1996, December 4, 1996 and December 17, 1996; and

          (d) The description of the Corporation's Common Stock contained in its registration statement filed pursuant to Section 12 of the Exchange Act, as modified by the Corporation's Current Report on Form 8-K filed on September 21, 1994.

     All reports and any definitive proxy or information statements filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO JOHN
E. MACK, SENIOR VICE PRESIDENT AND TREASURER, NATIONSBANK CORPORATION, NATIONSBANK CORPORATE CENTER, CORPORATE TREASURY DIVISION, CHARLOTTE, NORTH CAROLINA 28255. TELEPHONE REQUESTS MAY BE DIRECTED TO (704) 386-5972.

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by NationsBank and the NB Capital Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, although it does include a summary of the material terms of the Indenture and the Declarations. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to NationsBank, the NB Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     NationsBank is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New

York, New York 10048; and the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning NationsBank may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

     No separate financial statements of any of the NB Capital Trusts have been included herein. NationsBank does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of each of the NB Capital Trusts will be owned, directly or indirectly, by NationsBank, a reporting company under the Exchange Act, (ii) none of the NB Capital Trusts has any independent operations but each exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such Trust and investing the proceeds thereof in Junior Subordinated Notes issued by NationsBank, and (iii) the Corporation's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each NB Capital Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration of each NB Capital Trust, the guarantee issued with respect to Preferred Securities issued by each NB Capital Trust, the Junior Subordinated Notes purchased by each NB Capital Trust and the provisions of the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES" and "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES."

     NB Capital Trust III currently is subject to the informational reporting requirements under Section 13 of the Exchange Act but has not yet been required to file any such reports. NB Capital Trusts IV and V currently are not subject to the reporting requirements under Section 13, but will become subject to such requirements upon the effectiveness of the Registration Statement. The NB Capital Trusts, including NB Capital Trust III, intend to seek and expect to receive exemptions from the Section 13 reporting requirements prior to the filing deadlines for any such reports.

                            NATIONSBANK CORPORATION

GENERAL

     NationsBank is a multi-bank holding company established as a North Carolina corporation in 1968 and is registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"), with its principal assets being the stock of its subsidiaries. Through its banking subsidiaries (the "Banks") and its various non-banking subsidiaries, NationsBank provides banking and banking-related services, primarily throughout the Southeast and Mid-Atlantic states and Texas. The principal executive offices of NationsBank are located at NationsBank Corporate Center in Charlotte, North Carolina 28255. Its telephone number is
(704) 386-5000.

OPERATIONS

     NationsBank provides a diversified range of banking and certain nonbanking financial services and products through its various subsidiaries. NationsBank manages its business activities through three major business units: the General Bank, Global Finance and Financial Services.

     The General Bank provides comprehensive services in the commercial and retail banking fields, including the origination and servicing of home mortgage loans, the issuance and servicing of credit cards (through a Delaware subsidiary), indirect lending, dealer finance and certain insurance services. The General Bank also provides retirement services for defined benefit and defined contribution plans, full service and discount brokerage services, investment advisory services, including advising the Nations Fund family of mutual funds, as well as private banking, fiduciary and investment management services through subsidiaries of NationsBank. As of September 30, 1996, the General Bank operated 1,980 banking offices through the following Banks:
NationsBank, N.A. (serving the states of North Carolina, South Carolina, Maryland and Virginia and the District of Columbia); NationsBank, N.A. (South) (serving the states of Florida and Georgia); NationsBank of

Kentucky, N.A.; NationsBank of Tennessee, N.A.; NationsBank of Texas, N.A.; and Sun World, N.A. (serving the state of Texas). The General Bank also provides fully automated, 24-hour cash dispensing and depositing services throughout the states in which it is located, through 3,609 automated teller machines.

     Global Finance provides comprehensive corporate and investment banking as well as trading and distribution services to domestic and international customers. The group serves as a principal lender and investor, as well as an advisor, arranger and underwriter, and manages treasury and trade transactions for clients and customers. Loan origination and syndication, asset-backed lending, leasing, factoring, project finance and mergers and acquisitions are representative of the services provided by the group. Global Finance also underwrites, trades and distributes a wide range of securities (including bank-eligible securities and, to a limited extent, bank-ineligible securities as authorized by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board")), and trades and distributes a wide range of derivative products in certain interest rate, foreign exchange, commodity and equity markets. Global Finance provides its services through various offices located in major United States cities as well as in London, Frankfurt, Singapore, Bogota, Mexico City, Grand Cayman, Nassau, Seoul, Tokyo, Osaka, Taipei and Hong Kong.

     Financial Services includes NationsCredit Consumer Corporation, primarily a consumer finance subsidiary, and NationsCredit Commercial Corporation, primarily a commercial finance subsidiary. NationsCredit Consumer Corporation, which has approximately 331 offices located in 36 states, provides personal, mortgage and automobile loans to consumers and retail finance programs to dealers. NationsCredit Commercial Corporation consists of seven divisions that specialize in one or more of the following areas: equipment loans and leasing; loans for debt restructuring, mergers and acquisitions and working capital; real estate, golf/recreational and health care financing; and inventory financing to manufacturers, distributors and dealers.

     As part of its operations, NationsBank regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, NationsBank regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, NationsBank publicly announces such material acquisitions when a definitive agreement has been reached.

SUPERVISION AND REGULATION

     GENERAL. As a registered bank holding company, NationsBank is subject to the supervision of, and to regular inspection by, the Federal Reserve Board. The Banks are organized as national banking associations, which are subject to regulation, supervision and examination by the Office of the Comptroller of the Currency (the "Comptroller"). The Banks are also subject to regulation by the Federal Deposit Insurance Corporation (the "FDIC") and other federal regulatory agencies. In addition to banking laws, regulations and regulatory agencies, NationsBank and its subsidiaries and affiliates are subject to various other laws and regulations and supervision and examination by other regulatory agencies, all of which directly or indirectly affect the Corporation's operations, management and ability to make distributions. The following discussion summarizes certain aspects of those laws and regulations that affect NationsBank.

     The activities of NationsBank, and those of companies which it controls or in which it holds more than 5% of the voting stock, are limited to banking or managing or controlling banks or furnishing services to or performing services for its subsidiaries, or any other activity which the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making such determinations, the Federal Reserve Board is required to consider whether the performance of such activities by a bank holding company or its subsidiaries can reasonably be expected to produce benefits to the public such as greater convenience, increased competition or gains in efficiency that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. Generally, bank holding companies, such as NationsBank, are required to obtain prior approval of the Federal Reserve Board to engage in any new activity not previously approved by the Federal Reserve Board or to acquire more than 5% of any class of voting stock of any company.

     Bank holding companies are also required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994

(the "Interstate Banking and Branching Act"), a bank holding company became able to acquire banks in states other than its home state beginning September 29, 1995, without regard to the permissibility of such acquisition under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, prior to or following the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% of such deposits in that state (or such lesser or greater amount set by state law).

     The Interstate Banking and Branching Act also authorizes banks to merge across state lines, therefore creating interstate branches, beginning June 1, 1997. Under such legislation, each state has the opportunity either to "opt out" of this provision, thereby prohibiting interstate branching in such states, or to "opt in" at an earlier time, thereby allowing interstate branching within that state prior to June 1, 1997. Furthermore, pursuant to such act, a bank is now able to open new branches in a state in which it does not already have banking operations if the laws of such state permit such DE NOVO branching. Of those states in which the Banks are located, Delaware, Maryland, North Carolina and Virginia have enacted legislation to "opt in," thereby permitting interstate branching prior to June 1, 1997, and Texas has adopted legislation to "opt out" of the interstate branching provisions (which Texas law currently expires on September 2, 1999).

     As previously described, NationsBank regularly evaluates merger and acquisition opportunities, and it anticipates that it will continue to evaluate such opportunities in light of the new legislation.

     Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures and before the various bank regulatory agencies.

     CAPITAL AND OPERATIONAL REQUIREMENTS. The Federal Reserve Board, the Comptroller and the FDIC have issued substantially similar risk-based and leverage capital guidelines applicable to United States banking organizations. In addition, those regulatory agencies may from time to time require that a banking organization maintain capital above the minimum levels, whether because of its financial condition or actual or anticipated growth.

     The Federal Reserve Board risk-based guidelines define a two-tier capital framework. Tier 1 capital consists of common and qualifying preferred shareholders' equity, less certain intangibles and other adjustments. Tier 2 capital consists of subordinated and other qualifying debt, and the allowance for credit losses up to 1.25% of risk-weighted assets. The sum of Tier 1 and Tier 2 capital less investments in unconsolidated subsidiaries represents qualifying total capital, at least 50% of which must consist of Tier 1 capital. Risk-based capital ratios are calculated by dividing Tier 1 and total capital by risk-weighted assets. Assets and off-balance sheet exposures are assigned to one of four categories of risk-weights, based primarily on relative credit risk. The minimum Tier 1 capital ratio is 4% and the minimum total capital ratio is 8%. The Corporation's Tier 1 and total risk-based capital ratios under these guidelines at September 30, 1996 were 7.05% and 12.05%, respectively.

     The leverage ratio is determined by dividing Tier 1 capital by adjusted average total assets. Although the stated minimum ratio is 3%, most banking organizations are required to maintain ratios of at least 100 to 200 basis points above 3%. The Corporation's leverage ratio at September 30, 1996 was 6.30%. Management believes that NationsBank meets its leverage ratio requirement.

     The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized) and requires the respective Federal regulatory agencies to implement systems for "prompt corrective action" for insured depository institutions that do not meet minimum capital requirements within such categories. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An "undercapitalized" bank must develop a capital restoration plan and its parent holding company must guarantee that bank's compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of 5% of the bank's assets at the time it became "undercapitalized" or the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent's general unsecured creditors. In addition, FDICIA requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

     The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by FDICIA, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a "well capitalized" institution must have a Tier 1 capital ratio of at least 6%, a total capital ratio of at least 10% and a leverage ratio of at least 5% and not be subject to a capital directive order. An "adequately capitalized" institution must have a Tier 1 capital ratio of at least 4%, a total capital ratio of at least 8% and a leverage ratio of at least 4%, or 3% in some cases. Under these guidelines, as of September 30, 1996, each of the Banks was considered well capitalized.

     On October 21, 1996, the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that it had approved the use of certain cumulative preferred stock instruments, such as the Preferred Securities, in Tier 1 capital for bank holding companies. Because NationsBank intends to treat the Preferred Securities in Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the Junior Subordinated Notes, the issuance of the Offered Securities is a cost-effective method of raising capital on an after-tax basis.

     Banking agencies have recently adopted final regulations which mandate that regulators take into consideration concentrations of credit risk and risks from non-traditional activities, as well as an institution's ability to manage those risks, when determining the adequacy of an institution's capital. This evaluation will be made as a part of the institution's regular safety and soundness examination. Banking agencies also have recently adopted final regulations requiring regulators to consider interest rate risk (when the interest rate sensitivity of an institution's assets does not match the sensitivity of its liabilities or its off-balance-sheet position) in the evaluation of a bank's capital adequacy. Concurrently, banking agencies have proposed a methodology for evaluating interest rate risk. After gaining experience with the proposed measurement process, these banking agencies intend to propose further regulations to establish an explicit risk-based capital charge for interest rate risk.

     DISTRIBUTIONS. The Corporation's funds for cash distributions to its shareholders are derived from a variety of sources, including cash and temporary investments. The primary source of such funds, however, is dividends received from the Banks. The amount of dividends that each Bank may declare in a calendar year without approval of the Comptroller is the Bank's net profits for that year, as defined by statute, combined with its net retained profits, as defined, for the preceding two years. In addition, from time to time NationsBank applies for, and may receive, permission from the Comptroller for one or more of the Banks to declare special dividends. As of January 1, 1996, the Banks can initiate dividend payments without prior regulatory approval of up to $905 million plus an additional amount equal to their net profits for 1996 up to the date of any such dividend declaration.

     In addition to the foregoing, the ability of NationsBank and the Banks to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under FDICIA as described above. Furthermore, the Comptroller may prohibit the payment of a dividend by a national bank if it determines that such payment would constitute an unsafe or unsound practice. The right of NationsBank, its shareholders and its creditors to participate in any distribution of the assets or earnings of its subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

     SOURCE OF STRENGTH. According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. In the event of a loss suffered or anticipated by the FDIC -- either as a result of default of a banking or thrift subsidiary of NationsBank or related to FDIC assistance provided to a subsidiary in danger of default -- the other Banks may be assessed for the FDIC's loss, subject to certain exceptions.

                                   THE TRUSTS

     Each of the NB Capital Trusts is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust executed by the Corporation, as sponsor for such trust (the "Sponsor"), and the NB Trustees (as defined herein) for such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declarations of trust with respect to all of the NB Capital Trusts have identical terms (except with respect to the name of the NB Capital Trust to which it relates) and each is referred to as a "Declaration." The term "Declaration," when used with respect to the Preferred Securities of a particular NB Capital Trust, shall be deemed to include any Amended and Restated Declaration of Trust with respect to such Preferred Securities.

     Each NB Capital Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of such Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in the purchase of a series of Junior Subordinated Notes, and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities of an NB Capital Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Trust, except that upon an event of default under the Declaration of such Trust, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Corporation will, directly or indirectly, purchase and own all of the Common Securities of each NB Capital Trust, which will represent an aggregate liquidation amount equal to at least 3 percent of the total capital of such NB Capital Trust. Each NB Capital Trust has a term of approximately 55 years, but may earlier terminate as provided in its Declaration. Each NB Capital Trust's business and affairs will be conducted by its trustees (the "NB Trustees"). The Corporation, as the direct or indirect holder of the Common Securities of each NB Capital Trust, will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the NB Trustees of each such NB Capital Trust. The duties and obligations of the NB Trustees shall be governed by the respective Declarations of such NB Capital Trusts. One or more of the NB Trustees of each NB Capital Trust will be persons who are employees or officers of or who are otherwise affiliated with the Corporation (the "Regular Trustees"), and one NB Trustee of each NB Capital Trust will be a financial institution that is unaffiliated with the Corporation, which shall act as property trustee under the related Declaration and as indenture trustee (the "Property Trustee") for purposes of compliance with the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement relating to the offering of the Trust Securities of each such Trust. The Property Trustee will hold title to the Junior Subordinated Notes purchased by an NB Capital Trust for the benefit of the holders of the Trust Securities of such Trust and will have the power to exercise all rights, power and privileges under the Indenture as the holder of such Junior Subordinated Notes. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of such Junior Subordinated Notes for the benefit of the holders of such Trust Securities. The Property Trustee will make payments of distributions and payments on liquidation, redemption or otherwise to the holders of such Trust Securities out of funds from the Property Account. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one NB Trustee of each NB Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee").

     The Declaration of an NB Capital Trust may be modified or amended if approved by its Regular Trustees (if there are more than two Regular Trustees, then approved by a majority of its Regular Trustees) and, in certain circumstances, by its Property Trustee or its Delaware Trustee, provided that, if any proposed amendment provides for, or such Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities of such Trust, whether by way of amendment to its Declaration or otherwise or (ii) the dissolution, winding-up or termination of such Trust other than pursuant to the terms of its Declaration, then the holders of such Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of such Trust Securities affected thereby; provided further, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities of such Trust, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration of an NB Capital Trust if such amendment or modification would
(i) cause such Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee of such Trust or (iii) cause such Trust to be deemed an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

     The Corporation will pay all fees and expenses related to the NB Capital Trusts and the offering of Trust Securities. The office of the Delaware Trustee for each NB Capital Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each NB Capital Trust shall be c/o NationsBank Corporation, Corporate Treasury Division, NationsBank Corporate Center, Charlotte, North Carolina 28255, telephone (704) 386-5972.

                                USE OF PROCEEDS

     Each NB Capital Trust will use the gross proceeds received from the sale of its Preferred Securities to purchase Junior Subordinated Notes from NationsBank. NationsBank intends to add the net proceeds from the sale of the Junior Subordinated Notes to its general funds, to be used for general corporate purposes, including the Corporation's working capital needs, the funding of investments in, or extensions of credit to, its banking and nonbanking subsidiaries, possible acquisitions of other financial institutions or their assets or liabilities, possible acquisitions of or investments in other businesses of a type eligible for bank holding companies and possible reduction of outstanding indebtedness or repurchase of outstanding equity securities of the Corporation. Pending such use, the Corporation may temporarily invest the net proceeds in investment grade securities. The Corporation may, from time to time, engage in additional capital financings of a character and in amounts to be determined by the Corporation in light of its needs at such time or times and in light of prevailing market conditions. If the Corporation elects at the time of issuance of Junior Subordinated Notes to make different or more specific use of proceeds other than that set forth herein, such use will be described in the Prospectus Supplement relating to such Junior Subordinated Notes.

                   RATIOS OF EARNINGS TO FIXED CHARGES AND TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following are the Corporation's consolidated ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividend requirements for the nine months ended September 30, 1996 and for each of the years in the five-year period ended December 31, 1995:

                                                                          NINE MONTHS
                                                                             ENDED                     YEAR ENDED
                                                                         SEPTEMBER 30,                DECEMBER 31,
                                                                             1996         1995    1994    1993    1992    1991
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits......................................        1.8         1.7     1.9     2.3     2.4     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0
Ratio of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends:
  Excluding interest on deposits......................................        1.8         1.6     1.8     2.3     2.3     1.1
  Including interest on deposits......................................        1.5         1.4     1.5     1.5     1.4     1.0

     For purposes of computing the consolidated ratios, earnings represent net income of the Corporation plus applicable income taxes and fixed charges, less capitalized interest and the equity in undistributed earnings of unconsolidated subsidiaries and associated companies. Fixed charges represent interest expense (exclusive of interest on deposits in one case and inclusive of such interest in the other), capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments. Preferred stock dividend requirements represent dividend requirements on the outstanding preferred stock adjusted to reflect the pre-tax earnings that would be required to cover such dividend requirements.

                              PLAN OF DISTRIBUTION

     NationsBank may sell the Junior Subordinated Notes and any NB Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

     Offers to purchase Offered Securities may be solicited directly by NationsBank or any NB Capital Trust, as the case may be, or by agents designated by NationsBank or such NB Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by NationsBank to such agent will be set forth, in the Prospectus Supplement relating to such Offered Securities. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Corporation in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, NationsBank and/or the NB Capital Trust with respect to which such Offered Securities relate will execute an underwriting agreement with such underwriters at the time of sale to them. The names of such underwriters and the terms of the transaction will be set forth in the Prospectus Supplement relating to such Offered Securities, which will be used by the underwriters to make releases of such Offered Securities to the public.

     If a dealer is utilized in the sale of Offered Securities in respect of which this Prospectus is delivered, NationsBank or the NB Capital Trust with respect to which the Preferred Securities relate, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating to such Offered Securities.

     Agents, underwriters and dealers may be entitled under the respective agreements to indemnification by NationsBank and/or any NB Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

     The place and time of delivery for Offered Securities in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement relating to such Offered Securities.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

     THE FOLLOWING DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE JUNIOR SUBORDINATED NOTES TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE JUNIOR SUBORDINATED NOTES OFFERED BY A PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE JUNIOR SUBORDINATED NOTES SO OFFERED WILL BE DESCRIBED IN SUCH PROSPECTUS SUPPLEMENT.

     Junior Subordinated Notes may be issued from time to time in one or more series under an Indenture (the "Indenture") between the Corporation and The Bank of New York, as Trustee (in such capacity, the "Debt Trustee"). The Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of the Junior Subordinated Notes will include those terms stated in the Indenture and those terms made part of the Indenture by reference to the Trust Indenture Act. The following summary of certain provisions of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indenture.

GENERAL

     The Junior Subordinated Notes will be unsecured, subordinated obligations of the Corporation. The Indenture does not limit the aggregate principal amount of Junior Subordinated Notes which may be issued thereunder and provides that the Junior Subordinated Notes may be issued from time to time in one or more series. Each series of Junior Subordinated Notes shall be issued pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a special committee appointed thereby (each, a "Supplemental Indenture"). With respect to any particular series of Junior Subordinated Notes, the term "Indenture" shall be deemed to include any Supplemental Indenture(s) with respect to such series of Junior Subordinated Notes.

     In the event Junior Subordinated Notes are issued to an NB Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, such Junior Subordinated Notes subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events, as will be described in the Prospectus Supplement relating to such Trust Securities. Only one series of Junior Subordinated Notes will be issued to an NB Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust.

     Reference is made to the Prospectus Supplement relating to the particular Junior Subordinated Notes being offered thereby for the following terms: (i) the designation of such Junior Subordinated Notes; (ii) the aggregate principal amount of such Junior Subordinated Notes; (iii) the percentage of their principal amount at which such Junior Subordinated Notes will be issued; (iv) the date or dates on which such Junior Subordinated Notes will mature and the right, if any, to extend such date or dates; (v) the rate or rates, if any, per annum, at which such Junior Subordinated Notes will bear interest, or the method of determination of such rate or rates; (vi) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vii) the right to extend the interest payment periods and the duration of such extension; (viii) provisions for a sinking purchase or other analogous fund, if any; (ix) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Junior Subordinated Notes may be redeemed, in whole or in part, at the option of the Corporation or the holder; (x) the form of such Junior Subordinated Notes; and (xi) any other specific terms of the Junior Subordinated Notes. Principal, premium, if any, and any interest will be payable, and the Junior Subordinated Notes will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.

     The ability of NationsBank to make payments of principal of and premium, if any, and any interest on the Junior Subordinated Notes may be affected by the ability of the Banks to pay dividends. The ability of the Banks, as well as of the Corporation, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines. See "NATIONSBANK CORPORATION -- Supervision and Regulation."

     The covenants contained in the Indenture would not necessarily afford protection to holders of the Junior Subordinated Notes in the event of a decline in credit quality resulting from takeovers, recapitalization or similar restructuring.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in the Prospectus Supplement relating to a series of Junior Subordinated Notes, the Junior Subordinated Notes will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Junior Subordinated Notes, but the Corporation or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

     Unless otherwise provided in the Prospectus Supplement relating to a series of Junior Subordinated Notes, principal, premium, if any, or any interest will be payable and the Junior Subordinated Notes may be surrendered for payment or transferred at the offices of the Debt Trustee, as paying and authenticating agent, provided that payment of interest on registered securities that are not issued to an NB Capital Trust may be made at the option of the Corporation by check mailed to the address of the person entitled thereto as it appears in the Security Register.

BOOK-ENTRY JUNIOR SUBORDINATED NOTES

     The Junior Subordinated Notes of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary"), or its nominee, identified in the Prospectus Supplement relating to such Junior Subordinated Notes. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of outstanding Junior Subordinated Notes of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Junior Subordinated Notes in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Depositary for such Global Security to a nominee for such Depositary and except in the circumstances described in the Prospectus Supplement relating to such Junior Subordinated Notes.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Notes to be represented by a Global Security and a description of the Depositary will be provided in the Prospectus Supplement relating to such Junior Subordinated Notes.

SUBORDINATION

     The Junior Subordinated Notes of a series will be subordinated and junior in right of payment to other indebtedness of the Corporation to the extent set forth in the Prospectus Supplement relating to such Junior Subordinated Notes.

CERTAIN COVENANTS OF THE CORPORATION

     If Junior Subordinated Notes of a series are issued to an NB Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust and (i) there shall have occurred and be continuing any event that would constitute an Event of Default (as defined herein) or any nonpayment of principal, premium, if any, or interest, when due on such Junior Subordinated Notes (a "Note Payment Failure"), or (ii) the Corporation shall be in default with respect to its payment of any obligations under the related Preferred Securities Guarantee or Common Securities Guarantee (as defined herein), or
(iii) if applicable, the Corporation shall have given notice of its election to defer payments of interest on such Junior Subordinated Notes by extending the interest payment period as provided in the Indenture and described in the Prospectus Supplement relating to such Junior Subordinated Notes and such period, or any extension thereof, shall be continuing, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of its Common Stock in connection with the satisfaction by it of its obligations under any employee benefit plans, (ii) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock or

(iii) the purchase of fractional interests in shares of its capital stock pursuant to an acquisition or the conversion or exchange provisions of its capital stock or the security being converted or exchanged (collectively, "Permitted Purchases/Exchanges")) or make any guarantee payments with respect to the foregoing, and (b) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to such Junior Subordinated Notes.

     If Junior Subordinated Notes of a series are issued to an NB Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, for so long as such Trust Securities remain outstanding, the Corporation will (i) directly or indirectly maintain 100 percent ownership of the Common Securities of such Trust (provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities); (ii) use its reasonable efforts to cause such Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Notes to the holders of such Trust Securities in liquidation of such Trust, the redemption of all of such Trust Securities, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes; and (iii) use its reasonable efforts to cause each holder of such Trust Securities to be treated as owning an undivided beneficial interest in such Junior Subordinated Notes.

LIMITATION ON MERGERS AND SALES OF ASSETS

     The Corporation shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (a) the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of the Corporation under the Indenture and the respective Preferred Securities Guarantees and (b) after giving effect thereto, no Default shall have occurred and be continuing under the Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to a series of Junior Subordinated Notes:

     (a) certain events involving the bankruptcy, insolvency or reorganization of the Corporation; or

     (b) if Junior Subordinated Notes of such series are issued to an NB Capital Trust or a trustee of such Trust in connection with the issuance of Trust Securities by such Trust, the voluntary or involuntary dissolution, winding-up or termination of such Trust, except in connection with the distribution of such Junior Subordinated Notes to the holders of such Trust Securities in liquidation of such Trust, the redemption of all of the Trust Securities of such Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of such Trust.

     The Indenture provides that, if an Event of Default on a series of Junior Subordinated Notes shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of such Junior Subordinated Notes then outstanding may declare the principal (or, if such Junior Subordinated Notes were issued with original issue discount, such portion of the principal amount as may be specified in the terms of such series) of all such Junior Subordinated Notes and any interest accrued thereon to be due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series of Junior Subordinated Notes may annul such declaration in certain circumstances and waive such default. Prior to any such declaration of acceleration, the holders of a majority in aggregate principal amount of a series of Junior Subordinated Notes generally may waive on behalf of the holders of all such Junior Subordinated Notes any default or Event of Default other than a default (i) in the payment of principal of, premium, if any, or interest on such Junior Subordinated Notes, (ii) in respect of covenants that cannot be modified or amended without the consent of each holder of such Junior Subordinated Notes, or (iii) in respect of certain other covenants of the Corporation; PROVIDED, HOWEVER, that if such Junior Subordinated Notes are issued to an NB Capital Trust or a trustee of such Trust, such waiver or modification to such waiver shall not be effective until a majority in liquidation amount of the Trust Securities of such Trust have consented to such waiver or modification. See " -- Certain Covenants of the Corporation" and " -- Modification of the Indenture."

     The holders of a majority in principal amount of the Junior Subordinated Notes of any and all series affected and then outstanding generally shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture, provided that the holders of such Junior Subordinated Notes shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. Notwithstanding the foregoing, subject to any subordination provisions, as set forth in the Prospectus Supplement relating to a series of Junior Subordinated Notes, the right of any holder of Junior Subordinated Notes to receive payment of the principal of and premium, if any, and interest on such Junior Subordinated Notes on or after the due dates therefor, as the same may be extended in accordance with the terms of such Junior Subordinated Notes, or to institute suit for the enforcement of any such payment provisions, shall not be impaired or affected without the consent of such holder.

     If Junior Subordinated Notes of a series are issued to an NB Capital Trust, the same rights with respect to such Junior Subordinated Notes will extend to the holders of the Preferred Securities issued by such Trust. The Indenture requires the annual filing by the Corporation with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Corporation and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Junior Subordinated Notes of all series affected by such modification at the time outstanding, to modify the Indenture or enter into any supplemental indenture or modify the rights of the holders of such Junior Subordinated Notes; PROVIDED, HOWEVER, that no such modification shall (i) extend the fixed maturity of any Junior Subordinated Note, or reduce the principal amount thereof (including in the case of a discounted Junior Subordinated Note the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, such Junior Subordinated Notes payable in any coin or currency other than that provided in such Junior Subordinated Notes, or impair or affect the right of any holder of such Junior Subordinated Notes to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each such Junior Subordinated Note so affected, or (ii) reduce the aforesaid percentage of Junior Subordinated Notes the consent of the holders of which is required for any such modification without the consent of the holders of each such Junior Subordinated Note so affected. The Indenture further provides that if Junior Subordinated Notes of a series are held by an NB Capital Trust or a trustee of such Trust, no modification of the Indenture shall be effective until the holders of a majority in liquidation preference of the Trust Securities of such NB Capital Trust shall have consented to such modification and that, whenever the consent of the holders of all outstanding Junior Subordinated Notes is required with respect to a modification of the Indenture, such modification shall not be effective until each holder of such Trust Securities shall have consented to such modification. As a result of these pass-through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation preference of the Trust Securities of an NB Capital Trust consent to such modification and no modification described in clauses (i) or (ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of such NB Capital Trust.

DEFEASANCE AND DISCHARGE

     The Indenture provides that, if no Event of Default generally shall have occured and be continuing, the Corporation (a) will be discharged from any and all obligations in respect of the Junior Subordinated Notes of a series (except for certain obligations to register the transfer or exchange of Junior Subordinated Notes, replace stolen, lost or mutilated Junior Subordinated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including those described under " -- Certain Covenants of the Corporation"), in each case if the Corporation, at its option, deposits, in trust with the Debt Trustee or any Defeasance Agent, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and premium, if any, and any interest on, the Junior Subordinated Notes of such series on the dates such payments are due in accordance with the terms of such Junior Subordinated Notes. To exercise any such option, the Corporation is required to deliver to the Debt Trustee and the

Defeasance Agent, if any, an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the holders of the Junior Subordinated Notes of such series to recognize income, gain or loss for United States federal income tax purposes, with such opinion to be accompanied by a private letter ruling to that effect received by the Corporation from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service, and (ii) if listed on any national securities exchange, such Junior Subordinated Notes would not be delisted from such exchange as a result of the exercise of such option.

GOVERNING LAW

     The Indenture and the Junior Subordinated Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

THE DEBT TRUSTEE

     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Debt Trustee and its affiliated entities in the ordinary course of business. The Debt Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     THE FOLLOWING DESCRIPTION OF THE PREFERRED SECURITIES SETS FORTH CERTAIN GENERAL TERMS AND PROVISIONS OF THE PREFERRED SECURITIES OF ANY OF THE NB CAPITAL TRUSTS TO WHICH ANY PROSPECTUS SUPPLEMENT MAY RELATE. THE PARTICULAR TERMS OF THE PREFERRED SECURITIES OF AN NB CAPITAL TRUST OFFERED BY A PROSPECTUS SUPPLEMENT AND THE EXTENT, IF ANY, TO WHICH SUCH GENERAL PROVISIONS MAY APPLY TO THE PREFERRED SECURITIES SO OFFERED WILL BE DESCRIBED IN SUCH PROSPECTUS SUPPLEMENT.

GENERAL

     The Declaration of each NB Capital Trust authorizes the Regular Trustees of such Trust to issue on behalf of such Trust one series of Preferred Securities. Such NB Capital Trust may issue from time to time such series of Preferred Securities in amounts, at prices and on terms described in the Prospectus Supplement relating thereto. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under the respective Declarations for the purposes of the Trust Indenture Act. The Preferred Securities of an NB Capital Trust will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions, as shall be set forth in its Declaration or made part of such Declaration by the Trust Indenture Act and which will mirror the terms of the Junior Subordinated Notes to be purchased and held by such NB Capital Trust and described in the Prospectus Supplement relating thereto. As the terms regarding redemption of the Preferred Securities of an NB Capital Trust will mirror the redemption terms of the Junior Subordinated Notes to be purchased and held by such NB Capital Trust, if any such Junior Subordinated Notes are redeemed, an equivalent portion of the related Preferred Securities will be redeemed on a pro rata basis. Reference is made to the Prospectus Supplement relating to the Preferred Securities of an NB Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued by such NB Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such NB Capital Trust and the date or dates upon which such distributions shall be payable; (iv) whether distributions on Preferred Securities issued by such NB Capital Trust shall be cumulative, and, in the case of Preferred Securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such Trust shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of such NB Capital Trust to the holders of its Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of such Trust;
(vi) the obligation, if any, of such NB Capital Trust to purchase or redeem its Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, such Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such NB Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of such Preferred Securities, or of Preferred Securities issued by one or more NB Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such NB Capital Trust; (viii) the terms and conditions, if any, upon which the Junior Subordinated Notes to be purchased and held by such NB

Capital Trust may be distributed to holders of its Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities of such NB Capital Trust shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities of such NB Capital Trust not inconsistent with the Declaration of such Trust or with applicable law. Such Prospectus Supplement also will contain specific information regarding any special redemption provisions of the Preferred Securities offered thereby. The Indenture provides pass-through voting rights to the holders of the Trust Securities of each NB Capital Trust, including the Preferred Securities of any such Trust, with respect to modifications to the Indenture. As a result, the holders of Preferred Securities of an NB Capital Trust have a right to vote (in some cases as a class with holders of Common Securities of such Trust) on changes to the term of the Junior Subordinated Notes held by such Trust. See "DESCRIPTION OF THE JUNIOR SUBORDINATED
NOTES -- Modification of the Indenture."

     The Preferred Securities Guarantee relating to the Preferred Securities of an NB Capital Trust, when taken together with the Corporation's obligations under the Junior Subordinated Notes held by such Trust, the Indenture and the Declaration of such Trust, including the Corporation's obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities of such Trust), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on the Preferred Securities of such Trust. See "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES."

     The Declaration of each NB Capital Trust authorizes its Regular Trustees to issue on behalf of such Trust one series of Common Securities having such terms, including distribution, redemption, voting or liquidation rights or other restrictions, as shall be set forth therein. Except for the voting rights noted below, the terms of the Common Securities issued by an NB Capital Trust will be substantially identical to the terms of the Preferred Securities issued by such Trust, and such Common Securities will rank pari passu, and payments will be made thereon pro rata, with such Preferred Securities except that, upon an Event of Default under the Declaration of such Trust, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities of an NB Capital Trust will also carry the right to vote to appoint, remove or replace any of the NB Trustees of such Trust. All of the Common Securities of each NB Capital Trust will be directly or indirectly owned by the Corporation.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an Event of Default under the Declaration of an NB Capital Trust occurs and is continuing, then the holders of Preferred Securities of such Trust would rely on the enforcement by the Trust's Property Trustee of its rights, as a holder of the applicable series of Junior Subordinated Notes held by such Trust, against the Corporation. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Property Trustee or to direct the exercise of any trust or power conferred upon such Property Trustee under the Declaration of such Trust, including the right to direct such Property Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Notes. If such Property Trustee fails to enforce its rights under the applicable series of Junior Subordinated Notes, a holder of Preferred Securities of such Trust may, to the extent permitted by applicable law, institute a legal proceeding directly against the Corporation to enforce such Property Trustee's rights under the applicable series of Junior Subordinated Notes without first instituting any legal proceeding against such Property Trustee or any other person or entity.

     Notwithstanding the foregoing, if NationsBank fails to pay interest or principal on a series of Junior Subordinated Notes on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date) and such Note Payment Failure is continuing, a holder of Preferred Securities of the NB Capital Trust holding such series of Junior Subordinated Notes may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such series of Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such Trust (a "Direct Action") after the respective due date specified in such series of Junior Subordinated Notes. In connection with such Direct Action, the Corporation will be subrogated to the rights of such holder of Preferred Securities under the Declaration of such Trust to the extent of any payment made by the Corporation to such holder of Preferred Securities in such Direct Action.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities issued by an NB Capital Trust. Such Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global Preferred Securities certificates, representing the total aggregate number of such Preferred Securities, will be issued to and deposited with DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for such Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for Preferred Securities is discontinued.

     DTC has no knowledge of the actual Beneficial Owners of any such Preferred Securities. DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a global Preferred Security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the applicable Declaration and the Preferred Securities. No beneficial owner of an interest in a global Preferred Security will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the applicable Declaration.

     DTC has advised the Corporation that it will take any action permitted to be taken by a holder of Preferred Securities (including presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the interests in global Preferred Securities are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under any Preferred Securities, DTC will exchange the global Preferred Securities representing such Preferred Securities for certificated securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices, if applicable, in respect of any Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of such Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to any of the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the applicable NB Capital Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the applicable NB Capital Trust or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the applicable NB Capital Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a global Preferred Security will not be entitled to receive physical delivery of the Preferred Securities represented thereby. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under such Preferred Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in global Preferred Securities among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Corporation, any of the NB Capital Trusts nor the trustees of any such Trust will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities at any time by giving notice to the applicable NB Capital Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the applicable NB Capital Trust (with the consent of the Corporation) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for such Preferred Securities will be printed and delivered. In each of the above circumstances, the Corporation will appoint a paying agent with respect to such Preferred Securities.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in Preferred Securities represented by a global Preferred Security.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the Preferred Securities Guarantees which will be executed and delivered by NationsBank for the benefit of the holders from time to time of Preferred Securities. Each Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (in such capacity, the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The following summary of the material terms of the Preferred Securities Guarantees does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable NB Capital Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Corporation will, to the extent the applicable NB Capital Trust shall have funds available therefor, agree to pay in full, to the holders of the Preferred Securities issued by such Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such Trust), as and when due, regardless of any defense, right of set-off or counterclaim which such Trust may have or assert. The following payments (the "Guarantee Payments") with respect to Preferred Securities issued by an NB Capital Trust, to the extent not paid by such Trust will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent such Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price") with respect to any Preferred Securities called for redemption by such Trust to the extent such Trust shall have funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such Trust (other than in connection with the distribution of Junior Subordinated Notes held by such Trust to the holders of Preferred Securities of such Trust or the redemption of all of such Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such Trust shall have funds available therefor and (b) the amount of assets of such Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such NB Capital Trust. The redemption price and liquidation amount of any Preferred Securities will be fixed at the time such Preferred Securities are issued and will be described in the Prospectus Supplement relating to such Preferred Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of Preferred Securities or by causing the applicable NB Capital Trust to pay such amounts to such holders.

     A Preferred Securities Guarantee will not apply to any payment of distributions except to the extent the related NB Capital Trust shall have funds available therefor. If the Corporation does not make interest payments on the Junior Subordinated Notes held by an NB Capital Trust, such Trust will not pay distributions on its Preferred Securities and will not have funds available therefor. See "DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES -- Certain Covenants of the Corporation." The Preferred Securities Guarantee relating to the Preferred Securities of an NB Capital Trust, when taken together with the Corporation's obligations under the Junior Subordinated Notes held by such Trust, the Indenture and the Declaration of such Trust, including the Corporation's obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities of such Trust), will provide a full and unconditional guarantee on a subordinated basis by the Corporation of payments due on such Preferred Securities.

     The Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the NB Capital Trusts with respect to each Trust's Common Securities (collectively, the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE CORPORATION

     In each Preferred Securities Guarantee, the Corporation will covenant that, so long as any Preferred Securities issued by the applicable NB Capital Trust remain outstanding, if there shall have occurred any event that would constitute an Event of Default under such Preferred Securities Guarantee or the Declaration of such Trust, then (a) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than Permitted Purchases/Exchanges) or make any guarantee payments with respect to the foregoing, (b) the Corporation shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its preferred stock (other than Permitted Purchases/Exchanges) except that the Corporation may meet the same proportion of its payment obligations with respect to its preferred stock that it meets under such Preferred Securities Guarantee and (c) the Corporation shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Corporation which rank pari passu with or junior to the Junior Subordinated Notes held by such Trust.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities of the applicable NB Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in the Prospectus Supplement relating to such Preferred Securities. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Preferred Securities of the applicable NB Capital Trust then outstanding.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities of the applicable NB Capital Trust (a) upon full payment of the Redemption Price of all such Preferred Securities, (b) upon distribution of the Junior Subordinated Notes held by such Trust to the holders of such Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Declaration of such Trust upon liquidation of such Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities of the applicable NB Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities Guarantee. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities to which such Preferred Securities Guarantee relates may institute a legal proceeding directly against the Corporation to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the applicable NB Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Corporation has failed to make a guarantee payment, a holder of Preferred Securities may directly institute a proceeding against the Corporation for enforcement of the Preferred Securities Guarantee for such payment. The Corporation waives any right or remedy to require that any action be brought first against such NB Capital Trust or any other person or entity before proceeding directly against the Corporation.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     The Preferred Securities Guarantees will constitute unsecured obligations of the Corporation and will rank (i) subordinate and junior in right of payment to all other liabilities, including contingent liabilities, of the Corporation,
(ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by the Corporation in respect of any preferred or preference stock of any affiliate of the Corporation, and (iii) senior to the Corporation's common stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable NB Capital Trust by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     The Corporation and certain of its affiliates have from time to time maintained deposit accounts and conducted other banking transactions with the Preferred Guarantee Trustee and its afifiliated entities in the ordinary course of business. The Preferred Guarantee Trustee also serves as trustee for certain series of the Corporation's outstanding indebtedness under other indentures.

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with, the internal laws of the State of New York.

                        EFFECT OF OBLIGATIONS UNDER THE
                  JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

     As set forth in each Declaration, the sole purpose of each of the NB Capital Trusts is to issue the Trust Securities evidencing undivided beneficial interests in the assets of such NB Capital Trust and to invest the proceeds from such issuance and sale in Junior Subordinated Notes.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Notes of a series held by an NB Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities of such Trust because of the following factors: (i) the aggregate principal amount of such Junior Subordinated Notes will be equal to the sum of the aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and the interest and other payment dates on such Junior Subordinated Notes will match the distribution rate and distribution and other payment dates for the Preferred Securities of such Trust; (iii) NationsBank shall pay all, and such Trust shall not be obligated directly or indirectly to pay any, costs, expenses, debts and obligations of such Trust (other than with respect to its Trust Securities); and (iv) each Declaration further provides that the NB Trustees of the respective NB Capital Trust shall not take or cause or permit such Trust to, among other things, engage in any activity that is not consistent with the purposes of such Trust.

     Pursuant to the Preferred Securities Guarantee, payments of distributions and other payments due on the Preferred Securities are guaranteed by NationsBank to the extent the applicable NB Capital Trust has funds available to make such distributions or payments. If NationsBank does not make interest payments on the Junior Subordinated Notes held by an NB Capital Trust, such Trust will not have sufficient funds to pay distributions on its Preferred Securities and the related Preferred Securities Guarantee will not apply, because the Preferred Securities Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that NationsBank has made a payment of interest or principal on the Junior Subordinated Notes held by such Trust as its sole asset. However, the Preferred Securities Guarantee of an NB Capital Trust, when taken together with the Corporation's obligations under the Junior Subordinated Notes held by such Trust, the Indenture and the Declaration of such Trust, including the Corporation's obligations to pay costs, expenses, debts and liabilities of such Trust (other than with respect to the Trust Securities of such Trust), provide a full and unconditional guarantee on a subordinated basis by the Corporation of payment due on such Preferred Securities.

     If NationsBank fails to make interest or other payments on the Junior Subordinated Notes held by an NB Capital Trust when due (taking account of any Extension Period), the Declaration of such Trust provides a mechanism whereby the holders of the Preferred Securities affected thereby, using the procedures described in the Prospectus Supplement relating to such Preferred Securities, may direct the Property Trustee to enforce its rights under such Junior Subordinated Notes. If the Property Trustee fails to enforce its rights under such Junior Subordinated Notes, a holder of Preferred Securities of such NB Capital Trust may, to the extent permitted by applicable law, institute a legal proceeding against NationsBank to enforce the Property Trustee's rights under such Junior Subordinated Notes without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Note Payment Failure has occurred and is continuing, a holder of Preferred Securities of an NB Capital Trust may institute a Direct Action for payment after the respective due date specified in the Junior Subordinated Notes held by such Trust. In connection with such Direct Action, NationsBank will be subrogated to the rights of such holder of Preferred Securities under the Declaration of such NB Capital Trust to the extent of any payment made by NationsBank to such holder of Preferred Securities in such Direct Action. NationsBank, under each Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities to which such Preferred Securities Guarantee relates. If NationsBank fails to make payments under a Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the Preferred Securities to which such Preferred Securities Guarantee relates may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of such Preferred Securities may institute a legal proceeding directly against NationsBank to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the applicable NB Capital Trust, the Preferred Guarantee Trustee or any other person or entity.

     NationsBank and each of the NB Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by NationsBank of payments due on the Preferred Securities. See "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES -- General."

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of the NB Capital Trusts by Richards, Layton & Finger, special Delaware counsel to the NB Preferred Trusts. The validity of the Junior Subordinated Notes and the Preferred Securities Guarantees and certain matters relating thereto will be passed upon for NationsBank by Smith Helms Mulliss & Moore, L.L.P. and for the underwriters by Stroock & Stroock & Lavan. Certain United States federal income taxation matters will be passed upon for NationsBank and the NB Capital Trusts by Stroock & Stroock & Lavan, special tax counsel to NationsBank and the NB Capital Trusts. Smith Helms Mulliss & Moore, L.L.P. and Stroock & Stroock & Lavan will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law.

                                    EXPERTS

     The consolidated financial statements of the Corporation incorporated in this Prospectus by reference to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The supplemental consolidated financial statements of Boatmen's Bancshares, Inc. at December 31, 1995 and 1994, and for the three years ended December 31, 1995, incorporated herein by reference from the Corporation's Current Report on Form 8-K filed on September 6, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS OR ANY UNDERWRITERS OR AGENTS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

                                                        PAGE
Incorporation of Certain Documents by Reference.......    3
Available Information.................................    3
NationsBank Corporation...............................    4
The Trusts............................................    8
Use of Proceeds.......................................    9
Ratios of Earnings to Fixed Charges and to Combined
  Fixed Charges and Preferred Stock Dividends.........    9
Plan of Distribution..................................   10
Description of the Junior Subordinated Notes..........   11
Description of the Preferred Securities...............   15
Description of the Preferred Securities Guarantees....   18
Effect of Obligations Under the Junior Subordinated
  Notes and the Guarantee.............................   21
Legal Matters.........................................   22
Experts...............................................   22

                           NATIONSBANK(Register mark)
                           JUNIOR SUBORDINATED NOTES
                              NB CAPITAL TRUST III
                              NB CAPITAL TRUST IV
                               NB CAPITAL TRUST V
                              PREFERRED SECURITIES
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)

                                   PROSPECTUS
                                             , 1996

                                                               [ALTERNATE COVER]


(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text follows:)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY
NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED DECEMBER 19, 1996
PROSPECTUS
                           NATIONSBANK(Register mark)

                           JUNIOR SUBORDINATED NOTES

                              NB CAPITAL TRUST III
                              NB CAPITAL TRUST IV
                               NB CAPITAL TRUST V

                              PREFERRED SECURITIES
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)

     NationsBank Corporation ("NationsBank" or the "Corporation") may offer from time up to $1,031,000,000 in aggregate principal amount of its subordinated debentures, notes or other evidence of indebtedness (the "Junior Subordinated Notes") in one or more series and in amounts, at prices and on terms to be determined at the time of an offering. The Junior Subordinated Notes when issued will be unsecured obligations of the Corporation. The Corporation's obligations under the Junior Subordinated Notes will be subordinate and junior in right of payment to other indebtedness of the Corporation, as may be described in an accompanying Prospectus Supplement (the "Prospectus Supplement") and in an aggregate amount to be set forth as of the most recent practicable date in such Prospectus Supplement.
     NB Capital Trust III, NB Capital Trust IV and NB Capital Trust V (each, an "NB Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, capital securities representing undivided preferred beneficial interests in the assets of the respective NB Capital Trust ("Preferred Securities") having an aggregate liquidation value of not in excess of $1,000,000,000. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of an NB Capital Trust out of moneys held by such NB Capital Trust, and payment on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by NationsBank to the extent described herein (each, a "Preferred Securities Guarantee"). See "DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES." The Corporation's obligations under each Preferred Securities Guarantee will be subordinate and junior in right
                                                        (CONTINUED ON NEXT PAGE)

THE OFFERED SECURITIES ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT
   OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF
      NATIONSBANK (EXCEPT TO THE EXTENT THAT THE PREFERRED SECURITIES
        ARE GUARANTEED BY NATIONSBANK AS DESCRIBED HEREIN), ARE NOT
         INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
           OTHER GOVERNMENT AGENCY AND INVOLVE INVESTMENT
                     RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION, THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH
     CAROLINA (THE "COMMISSIONER") OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION, THE COMMISSIONER OR
        ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
          ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
            CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS AND ANY RELATED PROSPECTUS SUPPLEMENTS ARE TO BE USED BY
   NATIONSBANC CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-
     OWNED SUBSIDIARY OF NATIONSBANK, IN CONNECTION WITH OFFERS AND SALES
       RELATED TO SECONDARY MARKET TRANSACTIONS IN THE OFFERED
        SECURITIES. NATIONSBANC CAPITAL MARKETS, INC. OR ITS AFFILIATES
          MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. ANY
            SUCH SALES WILL BE MADE AT NEGOTIATED PRICES RELATING
              TO PREVAILING MARKET PRICES AT THE TIME OF SALE OR
                                   OTHERWISE.
                       NATIONSBANC CAPITAL MARKETS, INC.

              The date of this Prospectus is              , 1996.

                                                               [ALTERNATE COVER]

(CONTINUED FROM PREVIOUS PAGE)

of payment to all other liabilities, including contingent liabilities, of the Corporation and will rank pari passu with the most senior preferred or preference stock now or hereafter issued by the Corporation and with any guarantee now or hereafter entered into by NationsBank in respect of any preferred or preference stock of any affiliate of the Corporation. A Preferred Securities Guarantee relating to the Preferred Securities of an NB Capital Trust, when taken together with the Corporation's obligations under the Junior Subordinated Notes held by such Trust, the Indenture (as defined herein) and the Declaration of such Trust (as described herein), including the Corporation's obligation to pay all costs, expenses, debts and liabilities of such Trust imposed by the Indenture (other than with respect to the Trust Securities (as defined herein) of such Trust), will provide a full and unconditional guarantee, on a subordinated basis to the extent such Trust shall have funds available therefor by the Corporation of payments due on such Preferred Securities.

     Junior Subordinated Notes may be issued and sold from time to time in one or more series to an NB Capital Trust, or a trustee of such Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of such Trust. The Junior Subordinated Notes purchased by an NB Capital Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of such Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement relating to such securities. The Junior Subordinated Notes, the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. Specific terms of the Junior Subordinated Notes of any series and of the Preferred Securities of the NB Capital Trust which will purchase and hold such Notes (the terms of which Preferred Securities will mirror the terms of such Junior Subordinated Notes), in respect of which this prospectus (the "Prospectus") is delivered will be set forth in the Prospectus Supplement relating to such securities. Such Prospectus Supplement will describe, without limitation and where applicable, the following: (i) in the case of Junior Subordinated Notes, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, conversion, prepayment, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium, if any, and interest, if any, will be payable, the right of NationsBank, if any, to defer payment of interest on the Junior Subordinated Notes and the maximum length of such deferral period, the initial public offering price, subordination terms, any listing on a securities exchange and any other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities, as well as the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Junior Subordinated Notes of NationsBank. The Prospectus Supplement relating to any Offered Securities also will contain specific information regarding any special prepayment or redemption provisions of the particular securities offered thereby.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS OR NATIONSBANC CAPITAL MARKETS, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR ANY OF THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                                                [ALTERNATE PAGE]

                              PLAN OF DISTRIBUTION

     This Prospectus and related Prospectus Supplements are to be used by NationsBanc Capital Markets, Inc. ("NCMI"), a broker-dealer and a direct wholly-owned subsidiary of NationsBank, in connection with offers and sales of Offered Securities in secondary market transactions at negotiated prices relating to prevailing prices at the time of sale or otherwise. NCMI may act as principal or agent in such transactions. The participation of NCMI in the offer and sale of the Offered Securities complies with the requirements of Section 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD") regarding underwriting of securities of an affiliate. NCMI will not execute a transaction in the Offered Securities in a discretionary account without the prior written specific approval of NCMI's customer. NCMI has no obligation to make a market in the Offered Securities and may discontinue its market-making activities at any time without notice, at its sole discretion. Furthermore, NCMI may be required to discontinue its market-marking activities during periods when the Corporation is involved in a distribution of certain of its securities or when NCMI, by virtue of its affiliation with the Corporation, is aware of material non-public information relating to the Corporation. In such instance, NCMI would not be able to recommence its market-making activities until such distribution has been completed or such information has become publicly available. It is not possible to determine the impact, if any, that any such dicontinuance may have on the market for the Offered Securities. While other broker-dealers may make a market in the Offered Securities from time to time, there can be no assurance that any other broker-dealer will do so at any time when NCMI discontinues its market-making activities.

                                                               [ALTERNATE COVER]

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY NATIONSBANK CORPORATION, ANY OF THE NB CAPITAL TRUSTS OR NATIONSBANC CAPITAL MARKETS, INC. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NATIONSBANK CORPORATION OR THE NB CAPITAL TRUSTS SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT ARE TO BE USED BY NATIONSBANC CAPITAL MARKETS, INC., A BROKER-DEALER AND A DIRECT WHOLLY-OWNED SUBSIDIARY OF NATIONSBANK CORPORATION, IN CONNECTION WITH OFFERS AND SALES RELATED TO SECONDARY MARKET TRANSACTIONS.

                               TABLE OF CONTENTS

                                                        PAGE
Incorporation of Certain Documents by Reference.......    3
Available Information.................................    3
NationsBank Corporation...............................    4
The Trusts............................................    8
Use of Proceeds.......................................    9
Ratios of Earnings to Fixed Charges and to Combined
  Fixed Charges and Preferred Stock Dividends.........    9
Plan of Distribution..................................   10
Description of the Junior Subordinated Notes..........   11
Description of the Preferred Securities...............   15
Description of the Preferred Securities Guarantees....   18
Effect of Obligations Under the Junior Subordinated
  Notes and the Guarantee.............................   21
Legal Matters.........................................   22
Experts...............................................   22

                           NATIONSBANK(Register mark)
                           JUNIOR SUBORDINATED NOTES
                              NB CAPITAL TRUST III
                              NB CAPITAL TRUST IV
                               NB CAPITAL TRUST V
                              PREFERRED SECURITIES
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY
                           NATIONSBANK(Register mark)

                                   PROSPECTUS
                       NATIONSBANC CAPITAL MARKETS, INC.
                                             , 1996

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
     The estimated expenses, other than underwriting or broker-dealer fees, discounts and commissions, in connection with the offering are as follows:

Securities Act Registration Fee.....................   $  312,424
Printing and Engraving Expenses.....................      275,000
Legal Fees and Expenses.............................      450,000
Accounting Fees and Expenses........................      100,000
Blue Sky Fees and Expenses..........................       50,000
Indenture Trustee Expenses..........................      175,000
Rating Agency Fees and Expenses.....................      225,000
Miscellaneous.......................................       12,576
                                                       $1,600,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     There are no provisions in the Corporation's Restated Articles of Incorporation, and no contracts between the Corporation and its directors and officers, relating to indemnification. The Corporation's Restated Articles of Incorporation prevent the recovery by the Corporation of monetary damages against its directors. However, in accordance with the provisions of the North Carolina Business Corporation Act (the "Act"), the Corporation's Amended and Restated Bylaws provide that, in addition to the indemnification of directors and officers otherwise provided by the Act, the Corporation shall, under certain circumstances, indemnify its directors, executive officers and certain other designated officers against any and all liability and litigation expense, including reasonable attorneys' fees, arising out of their status or activities as directors and officers, except for liability or litigation expense incurred on account of activities that were at the time known or reasonably should have been known by such director or officer to be clearly in conflict with the best interests of the Corporation. Pursuant to such bylaw and as authorized by statute, the Corporation maintains insurance on behalf of its directors and officers against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the bylaw or otherwise.
     In addition to the above-described provisions, Sections 55-8-50 through 55-8-58 of the Act contain provisions prescribing the extent to which directors and officers shall or may be indemnified. Section 55-8-51 of the Act permits a corporation, with certain exceptions, to indemnify a current or former director against liability if (i) he conducted himself in good faith, (ii) he reasonably believed (x) that his conduct in his official capacity with the corporation was in its best interests and (y) in all other cases his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a current or former director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding charging improper personal benefit to him in which he was adjudged liable on such basis. The above standard of conduct is determined by the Board of Directors or a committee thereof or special legal counsel or the shareholders as prescribed in Section 55-8-55.
     Sections 55-8-52 and 55-8-56 of the Act require a corporation to indemnify a director or officer in the defense of any proceeding to which he was a party because of his capacity as a director or officer against reasonable expenses when he is wholly successful in his defense, unless the articles of incorporation provide otherwise. Upon application, the court may order indemnification of the director or officer if he is adjudged fairly and reasonably so entitled under Section 55-8-54. Section 55-8-56 allows a corporation to indemnify and advance expenses to an officer, employee or agent who is not a director to the same extent as a director or as otherwise set forth in the Corporation's articles of incorporation or bylaws or by resolution of the Board of Directors.
     In addition, Section 55-8-57 permits a corporation to provide for indemnification of directors, officers, employees or agents, in its articles of incorporation or bylaws or by contract or resolution, against liability in various proceedings and to purchase and maintain insurance policies on behalf of these individuals.
     THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF NORTH CAROLINA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES
                                      II-1

WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE.
     The respective Declarations of Trust of NB Capital Trust III, NB Capital Trust IV and NB Capital Trust V (each a "Trust" and together the "Trusts") provide that to the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless each of the Regular Trustees of the respective Trust, any Affiliate of any such Regular Trustee, any officer, director, shareholder, member, partner, employee, representative or agent of any such Regular Trustee, or any employee or agent of the Trust or its Affiliates (each a "Company Indemnified Person"), from and against any loss, damage or claim incurred by such Company Indemnified Person by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was illegal. The Declarations of Trust also provide that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Company Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action suit or proceeding upon receipt by the Company of any undertaking by or on behalf of the Company Indemnified Person to repay such amount if it shall be determined that the Company Indemnified Person is not entitled to be indemnified as authority in the Declaration of Trust. The Declarations of Trust further provide that no Company Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Trust or any Covered Person (as defined therein) or for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Company Indemnified Person in good faith on behalf of the Trust and in a manner such Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Company Indemnified Person by the Declaration of Trust or by law, except that a Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Company Indemnified Person's gross negligence or willful misconduct with respect to acts or omissions.
     In addition, certain sections of each of the form of Underwriting Agreement filed as an Exhibit hereto provide for indemnification of the Registrants and their directors and officers by the underwriters or agents against certain liabilities, including certain liabilities under the Securities Act. From time to time similar provisions have been contained in other agreements relating to other securities of the Corporation.
ITEM 16. LIST OF EXHIBITS.

            1.1    Form of Underwriting Agreement for offering of Preferred Securities
            4.1    Certificate of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the Corporation's Registration Statement on Form S-3 (File No. 333-15375)
            4.2    Certificate of Trust of NB Capital Trust IV
            4.3    Certificate of Trust of NB Capital Trust V
            4.4    Declaration of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.6 of the Corporation's Registration Statement on Form S-3 (File No. 333-15375)
            4.5    Declaration of Trust of NB Capital Trust IV
            4.6    Declaration of Trust of NB Capital Trust V
            4.7    Form of Amended and Restated Declaration of Trust for each NB Capital Trust
            4.8    Indenture between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.10 of the Corporation's Registration Statement on Form S-3
                   (File No. 333-15375)
            4.9    Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
                   Notes
            4.10   Form of Preferred Security (included in 4.7 above)
            4.11   Form of Junior Subordinated Note (included in 4.9 above)
            4.12   Form of Guarantee with respect to Preferred Securities issued by the respective NB Capital
                   Trusts
            5.1    Opinion of Smith Helms Mulliss & Moore, L.L.P.
            5.2    Opinion of Richards, Layton & Finger
            8.1    Form of Opinion of Stroock & Stroock & Lavan

                                      II-2

           12.1    Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
                   12(a) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30,
                   1996 (File No. 1-6523)
           23.1    Consent of Price Waterhouse LLP
           23.2    Consent of Ernst & Young LLP
           23.3    Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
           23.4    Consent of Richards, Layton & Finger (included in Exhibit 5.2)
           23.5    Consent of Stroock & Stroock & Lavan
           24.1    Power of Attorney
           24.2    Certified Resolutions
           25.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Debt Trustee under the Indenture
           25.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust III
           25.3    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust IV
           25.4    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital
                   Trust V
           25.5    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust III
           25.6    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust IV
           25.7    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
                   York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank
                   Corporation for the benefit of the holders of Preferred Securities of NB Capital Trust V

ITEM 17. UNDERTAKINGS.
     (a) The undersigned Registrants hereby undertake:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
                                      II-3

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
     (d) The undersigned Registrants hereby undertake that:
     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.
     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                      II-4

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, North Carolina, on December 19, 1996.
                                                 NATIONSBANK CORPORATION
                                                      (REGISTRANT)
                                         By:        *HUGH L. MCCOLL, JR.
                                                    HUGH L. MCCOLL, JR.
                                                 CHAIRMAN OF THE BOARD AND
                                                  CHIEF EXECUTIVE OFFICER
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE                            DATE
                       *HUGH L. MCCOLL, JR.               Chairman of the Board, Chief Executive      December 19, 1996
                                                            Officer and Director (Principal
                (HUGH L. MCCOLL, JR.)                       Executive Officer)
         /s/             JAMES H. HANCE, JR.              Vice Chairman and Chief Financial           December 19, 1996
                                                            Officer (Principal Financial Officer)
                (JAMES H. HANCE, JR.)
           /s/                MARC D. OKEN                Executive Vice President                    December 19, 1996
                                                            and Chief Accounting Officer
                    (MARC D. OKEN)                          (Principal Accounting
                                                            Officer)
                          *RONALD W. ALLEN                Director                                    December 19, 1996
                  (RONALD W. ALLEN)
                          *RAY C. ANDERSON                Director                                    December 19, 1996
                  (RAY C. ANDERSON)
                      *WILLIAM M. BARNHARDT               Director                                    December 19, 1996
                (WILLIAM M. BARNHARDT)
                          *THOMAS E. CAPPS                Director                                    December 19, 1996
                  (THOMAS E. CAPPS)
                         *CHARLES W. COKER                Director                                    December 19, 1996
                  (CHARLES W. COKER)
                         *THOMAS G. COUSINS               Director                                    December 19, 1996
                 (THOMAS G. COUSINS)
                          *ALAN T. DICKSON                Director                                    December 19, 1996
                  (ALAN T. DICKSON)

                                      II-5

                      SIGNATURE                                            TITLE                            DATE
                        *W. FRANK DOWD, JR.               Director                                    December 19, 1996
                 (W. FRANK DOWD, JR.)
                             *PAUL FULTON                 Director                                    December 19, 1996
                    (PAUL FULTON)
                         *TIMOTHY L. GUZZLE               Director                                    December 19, 1996
                 (TIMOTHY L. GUZZLE)
                            *W. W. JOHNSON                Director                                    December 19, 1996
                   (W. W. JOHNSON)
                           *JOHN J. MURPHY                Director                                    December 19, 1996
                   (JOHN J. MURPHY)
                            *JOHN C. SLANE                Director                                    December 19, 1996
                   (JOHN C. SLANE)
                       *O. TEMPLE SLOAN, JR.              Director                                    December 19, 1996
                (O. TEMPLE SLOAN, JR.)
                            *JOHN W. SNOW                 Director                                    December 19, 1996
                    (JOHN W. SNOW)
                      *MEREDITH R. SPANGLER               Director                                    December 19, 1996
                (MEREDITH R. SPANGLER)
                         *ROBERT H. SPILMAN               Director                                    December 19, 1996
                 (ROBERT H. SPILMAN)
                          *RONALD TOWNSEND                Director                                    December 19, 1996
                  (RONALD TOWNSEND)
                        *E. CRAIG WALL, JR.               Director                                    December 19, 1996
                 (E. CRAIG WALL, JR.)
                           *JACKIE M. WARD                Director                                    December 19, 1996
                   (JACKIE M. WARD)
                        *VIRGIL R. WILLIAMS               Director                                    December 19, 1996
                 (VIRGIL R. WILLIAMS)
        *By: /s/              PAUL J. POLKING
          PAUL J. POLKING, ATTORNEY-IN-FACT

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on December 19, 1996.
                                         NB CAPITAL TRUST III
                                         By: /s/          JOHN E. MACK
                                                       JOHN E. MACK
                                                      REGULAR TRUSTEE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on December 19, 1996.
                                         NB CAPITAL TRUST IV
                                         By: /s/          JOHN E. MACK
                                                       JOHN E. MACK
                                                      REGULAR TRUSTEE
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Charlotte, North Carolina, on December 19, 1996.
                                         NB CAPITAL TRUST V
                                         By: /s/          JOHN E. MACK
                                                       JOHN E. MACK
                                                     REGULAR TRUSTEE
                                      II-7

                               INDEX TO EXHIBITS

                                                                                                                     SEQUENTIAL
EXHIBIT NO.                                               DESCRIPTION                                                 PAGE NO.
    1.1       Form of Underwriting Agreement for offering of Preferred Securities
    4.1       Certificate of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.3 of the
              Corporation's Registration Statement on Form S-3 (File No. 333-15375)
    4.2       Certificate of Trust of NB Capital Trust IV
    4.3       Certificate of Trust of NB Capital Trust V
    4.4       Declaration of Trust of NB Capital Trust III, incorporated herein by reference to Exhibit 4.6 of the
              Corporation's Registration Statement on Form S-3 (File No. 333-15375)
    4.5       Declaration of Trust of NB Capital Trust IV
    4.6       Declaration of Trust of NB Capital Trust V
    4.7       Form of Amended and Restated Declaration of Trust for each NB Capital Trust
    4.8       Indenture between NationsBank Corporation and The Bank of New York, as Trustee, incorporated herein by reference to Exhibit 4.10 of the Corporation's Registration Statement on Form S-3 (File No.
              333-15375)
    4.9       Form of Supplemental Indenture to be used in connection with the issuance of Junior Subordinated
              Notes
    4.10      Form of Preferred Security (included in 4.7 above)
    4.11      Form of Junior Subordinated Note (included in 4.9 above)
    4.12      Form of Guarantee with respect to Preferred Securities issued by the respective NB Capital Trusts
    5.1       Opinion of Smith Helms Mulliss & Moore, L.L.P.
    5.2       Opinion of Richards, Layton & Finger
    8.1       Form of Opinion of Stroock & Stroock & Lavan
   12.1       Calculation of Ratios of Earnings to Fixed Charges, incorporated herein by reference to Exhibit
              12(a) to the Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996
              (File No. 1-6523)
   23.1       Consent of Price Waterhouse LLP
   23.2       Consent of Ernst & Young LLP
   23.3       Consent of Smith Helms Mulliss & Moore, L.L.P. (included in Exhibit 5.1)
   23.4       Consent of Richards, Layton & Finger (included in Exhibit 5.2)
   23.5       Consent of Stroock & Stroock & Lavan
   24.1       Power of Attorney
   24.2       Certified Resolutions
   25.1       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Debt Trustee under the Indenture
   25.2       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital Trust III
   25.3       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital Trust IV
   25.4       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust of NB Capital Trust V
   25.5       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank Corporation
              for the benefit of the holders of Preferred Securities of NB Capital Trust III
   25.6       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank Corporation
              for the benefit of the holders of Preferred Securities of NB Capital Trust IV
   25.7       Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Preferred Guarantee Trustee under the Preferred Securities Guarantee of NationsBank Corporation
              for the benefit of the holders of Preferred Securities of NB Capital Trust V